UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2016

WESTWOOD HOLDINGS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1200
Dallas, Texas 75201
(Address of principal executive offices, including zip code)
(214) 756-6900
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Approval of Fourth Amendment to Stock Incentive Plan
On March 10, 2016, the Board of Directors (the “Board”) of Westwood Holdings Group, Inc. (the “Company”), based on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved an amendment (the “Fourth Amendment”) to the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan, as amended (the “Plan”). The Fourth Amendment, which will become effective on the date of the Company’s 2016 annual meeting of stockholders, expands the possible performance measures that can be established by the Board or the Compensation Committee with respect to annual incentive awards or performance-based awards. The Fourth Amendment also permits the Board or the Compensation Committee to adjust the performance measures in a manner that complies with Treasury Regulations governing modifications to performance measures under Internal Revenue Code §162(m) and applicable regulations (“Section 162(m)”). Additionally, under the Fourth Amendment, the Board or Compensation Committee may designate any awards available under the Plan as performance-based awards. Finally, the Fourth Amendment restricts the number of shares of the Company’s common stock that can be settled, or cash that can be paid, in respect of a performance-based award in a single calendar year to any Plan participant.
The foregoing description of the Fourth Amendment and the Plan is not complete and is qualified in its entirety by reference to the Fourth Amendment and the Plan. The Fourth Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Plan was filed with the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2009. Amendment to the Plan was filed with the Quarterly Report on Form 10-Q filed with the SEC on October 21, 2010. Amendment 2011-1 to the Plan was filed with the Registration Statement on Form S-8 filed with the SEC on July 21, 2011. Second Amendment to the Plan was filed with the Registration Statement on Form S-8 filed with the SEC on April 18, 2013. The Third Amendment to the Plan was filed with the Registration Statement on Form S-8 filed with the SEC on April 29, 2015.
(e)    Adoption of Umbrella Bonus Pool
On March 10, 2016, the Compensation Committee approved the adoption of an annual bonus pool under the terms of the Plan (the “Umbrella Bonus Pool”). The purpose of the Umbrella Bonus Pool is to enable the Company to grant performance-based incentive awards to executive officers that qualify as “performance-based compensation” under Section 162(m). A participant in the Umbrella Bonus Pool is eligible to earn an annual bonus for a specified calendar year performance period (each such one-year period, an “Umbrella Performance Cycle”) up to the amount of his or her awarded share of the Umbrella Bonus Pool. The Compensation Committee, however, will have complete discretion to reduce, but not increase, the amount of the bonus, if any, payable to a participant under the Umbrella Bonus Pool. The amount credited to the Umbrella Bonus Pool for each Umbrella Performance Cycle will be equal to twenty-one percent (21%) of the Company’s adjusted pre-tax income for the Umbrella Performance Cycle, as certified by the Compensation Committee in accordance with Section 162(m). Pursuant to the terms of the Plan, the maximum amount that can be paid to a participant under Umbrella Bonus Pool for any Umbrella Performance Cycle is $5,000,000 (or such lesser amount as may be prescribed under the Plan). Participants must remain continuously employed by the Company through the payment date to receive payment of a bonus under the Umbrellas Bonus Pool.
The Compensation Committee will approve the list of participants in the Umbrella Bonus Pool and each participant’s share of the pool on or before March 30 of each Umbrella Performance Cycle. The Compensation Committee approved all named executive officers as set forth in our 2016 Proxy Statement and certain other senior employees as participants for the 2016 Umbrella Performance Cycle.
(e)    Approval of 2016 Annual Bonus Award to Chief Executive Officer
On March 10, 2016, the Compensation Committee approved an annual cash incentive bonus award under the Plan for Brian O. Casey, the Company’s Chief Executive Officer, in the “target” amount of $1,350,000 with potential payout ranging from 0% to 185% of target based on the Committee’s certification, on or before March 15, 2017, of the Company’s fiscal 2016 performance with respect to each of the following performance measures (weighted equally): investment performance; service and sales; financial results; and strategic results. Mr. Casey will earn 0% of his target award for below-threshold performance, 50% for threshold-level performance, 100% for target-level performance, and 185% for performance at or above the maximum performance level, in each case as certified by the Compensation Committee following the end of the 2016 fiscal year.

(e)    Award of Performance Shares to Chief Executive Officer
On March 10, 2016, the Compensation Committee approved an award of 35,766 performance shares (the “Performance Shares”) to Brian O. Casey, the Company’s Chief Executive Officer. The Performance Shares are subject to a Performance Share Agreement, dated as of March 10, 2016 (the “Performance Share Agreement”), under the Plan (as defined above), and are intended to qualify for the performance-based exception to Section 162(m). Each Performance Share represents the right to receive one share of the Company’s common stock (and any dividends declared and paid on such shares since the grant date), subject to the achievement of specified performance goals and time-based vesting requirements.
All of the Performance Shares are subject to a performance condition based on the Company’s adjusted pre-tax income for the period from January 1, 2016 to December 31, 2016 (the “Performance Cycle”). Mr. Casey will earn 17,883 of the Performance Shares (the “Category 1 Shares”) if the Company achieves adjusted pre-tax income for the Performance Cycle equal to or exceeding the level specified by the Compensation Committee and set forth in the Performance Share Agreement. Mr. Casey will earn between 0% and 185.25% of the remaining 17,883 Performance Shares (the “Category 2 Shares”) based on the Company’s adjusted pre-tax income for the Performance Cycle, as measured against the threshold, target and maximum performance levels established by the Compensation Committee and set forth in the Performance Share Agreement. Mr. Casey will earn 0% of the Category 2 Shares for below-threshold performance, 50% for threshold-level performance, 100% for target-level performance, and 185.25% for performance at or above the maximum performance level, in each case as certified by the Compensation Committee following the end of the Performance Cycle. The number of earned Category 2 Shares for performance between each of the performance level will be calculated using straight-line interpolation.
Any earned Category 1 Shares and Category 2 Shares will cumulatively vest 33%, 67% and 100% on the first, second and third anniversaries of the grant date, respectively, subject to Mr. Casey’s continuous employment with the Company through each vesting date. Notwithstanding, if Mr. Casey’s employment terminates due to death or Disability (as defined in the Plan) or the Company undergoes a Change in Control (as defined in Mr. Casey’s Executive Employment Agreement, dated as of December 17, 2015), either (a) during the Performance Cycle, all Category 1 Shares and 100% of the Category 2 Shares will fully vest effective upon the termination date or (b), following the last day of the Performance Cycle, all of the unvested but earned Category 1 Shares and Category 2 Shares will fully vest. If Mr. Casey is terminated without Cause (as defined in the Plan) or terminates his employment for Good Reason (as defined in the Performance Share Agreement), either (a) during the Performance Cycle, all Category 1 Shares and Category 2 Shares shall remain outstanding and eligible to vest as if Mr. Casey’s employment had continued and subject to achievement of the applicable performance goals or (b) following the last day of the Performance Cycle, all of the unvested but earned Category 1 Shares and Category 2 Shares will fully vest.
The foregoing description of the Performance Share Agreement is not complete and is qualified in its entirety by reference to the Form of Performance Share Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The Compensation Committee expects that the Form of Performance Share Agreement will be used for future grants of Performance Shares to executives.
(e)    Award of One-Time Performance Shares to Chief Executive Officer
On March 10, 2016, the Compensation Committee approved an award of 35,000 performance shares (the “One-Time Performance Shares”) to Mr. Casey. The One-Time Performance Shares are subject to a Performance Share Agreement, dated as of March 10, 2016 (the “One-Time Performance Share Agreement”), under the Plan, and are intended to qualify for the performance-based exception to Section 162(m). Each One-Time Performance Share represents the right to receive one share of the Company’s common stock (and any dividends declared and paid on such shares since the grant date), subject to the achievement of a specified performance goal and time-based vesting requirements.
All of the One-Time Performance Shares are subject to a performance condition based on the Company’s adjusted pre-tax income for the period from January 1, 2016 to December 31, 2016 (the “One-Time Performance Cycle”). Mr. Casey will earn all of the One-Time Performance Shares if the Company achieves adjusted pre-tax income for the One-Time Performance Cycle equal to or exceeding the level specified by the Compensation Committee and set forth in the One-Time Performance Share Agreement.
If earned, the One-Time Performance Shares will cumulatively vest 50% and 100% on the first and second anniversaries of the grant date, respectively, subject to Mr. Casey’s continuous employment with the Company through each vesting date. The One-Time Performance Shares are subject to the same vesting provisions with respect to a Change in Control or any termination of Mr. Casey’s employment as discussed above with respect to the Category 1 Shares.

The foregoing description of the One-Time Performance Share Agreement is not complete and is qualified in its entirety by reference to the One-Time Performance Share Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
Exhibit No.    Description

10.1	Fourth Amendment to the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan, dated as of March 10, 2016
10.2        Form of Performance Share Agreement
10.3        One-Time Performance Share Agreement, dated as of March 10, 2016, between the Company and Brian O. Casey

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.
Date: March 11, 2016	/s/ Brian. O. Casey
Brian O. Casey
President & Chief Executive Officer

EXHIBIT INDEX
Exhibit No.    Description

10.1	Fourth Amendment to the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan, dated as of March 10, 2016

10.2	Form of Performance Share Agreement

10.3	One-Time Performance Share Agreement, dated as of March 10, 2016, between the Company and Brian O. Casey